Exhibit 99.1

Genpact Reports Results for 2013 Full Year and Fourth Quarter

Revenues of $2.1 Billion, Up 12% for FY ‘13 and Up 10% for 4Q ‘13

Adjusted Income from Operations of $352.6 Million, Up 13% for FY ’13 and Up 2% for 4Q ‘13

NEW YORK, February 6, 2014 — Genpact Limited (NYSE: G), a global leader in transforming and running business processes and operations, today announced financial results for the fourth quarter and full year ended December 31, 2013.

Key Financial Results – Full Year 2013

•	Revenues were $2.132 billion, up 12.1% from $1.902 billion in 2012.

•	Income from operations was $309.5 million, up 17.1% from $264.3 million in 2012.

•	Net income attributable to Genpact Limited shareholders was $229.7 million, up 28.9% from $178.2 million in 2012. Net income margin for 2013 was 10.8%, up from 9.4% in 2012.

•	Diluted earnings per common share were $0.97, up from $0.78 per share in 2012.

•	Adjusted income from operations was $352.6 million, up 12.6% from $313.1 million in 2012.

•	Adjusted income from operations margin was 16.5%, unchanged from 2012.

•	Adjusted diluted earnings per share were $1.13, up from $0.96 in 2012.

•	The effective tax rate was 23.6%, down from 30.6% in 2012.

Key Financial Results – Fourth Quarter 2013

•	Revenues were $558.5 million, up 10.0% from $507.7 million in the fourth quarter of 2012.

•	Income from operations was $71.6 million, up 1.2% from $70.8 million in the fourth quarter of 2012.

•	Net income attributable to Genpact Limited shareholders was $48.8 million, compared to $53.4 million in the fourth quarter of 2012. Net income margin for the fourth quarter of 2013 was 8.7%, compared to 10.5% in the fourth quarter of 2012.

•	Diluted earnings per common share were $0.21, compared to $0.23 in the fourth quarter of 2012.

•	Adjusted income from operations was $85.7 million, up 2.0% from $84.0 million in the fourth quarter of 2012.

•	Adjusted income from operations margin was 15.3%, compared to 16.5% in the fourth quarter of 2012.

•	Adjusted diluted earnings per share were $0.25, unchanged from the fourth quarter of 2012.

N.V. ‘Tiger’ Tyagarajan, Genpact’s president and CEO, said, “For the full year 2013 Genpact revenues, operating income and earnings per share increased and we held adjusted operating income margin steady. We faced a number of revenue headwinds during the year, including reduction in our mortgage originations business related to U.S. mortgage refinancing volumes, softness in our GE business and the adverse impact of foreign exchange, as well as extended deal cycle times reflecting the increase in the value and proportion of large deals in our pipeline. Although conversion to revenue in large, transformative deals tends to be longer, these engagements are where we want to be and a positive trend for the medium-term. Despite these challenges, we continued to deliver clear, measurable business outcomes for clients, differentiate our approach by building capabilities and domain expertise, and strengthen our relationships with existing clients, as well as add many new clients.”

Revenues from Global Clients grew 16.4% for the full year 2013 and 13.3% in the fourth quarter. Business process management revenues from Global Clients grew 15.1% for the full year and 11.8% in the fourth quarter. Growth in revenues from Global Clients was led by growth in the banking and financial services, insurance, high-tech, consumer packaged goods, retail and life sciences verticals. Revenues from Global Clients represented approximately 77.5% of Genpact’s total revenues in 2013, with the remaining 22.5% of revenues coming from GE. GE revenues decreased 0.6% for the full year 2013 and 0.1% in the fourth quarter, adjusted for dispositions by GE of businesses that Genpact continues to serve.

In the 12 months ended December 31, 2013, 52 client relationships each contributed revenues of $5 - $15 million, up from 43 such relationships as of December 31, 2012, 13 client relationships each contributed revenues of $15 - $25 million, up from 11 such client relationships as of December 31, 2012 and 13 client relationships each contributed revenues of $25 million or more, up from 11 such relationships as of December 31, 2012.

Approximately 75.4% of Genpact’s revenues for the full year 2013 and 75.3% for the fourth quarter came from business process management services, compared to 76.6% for 2012 and 76.8% for the fourth quarter of 2012. Revenues from IT services represented approximately 24.6% of total revenues for the full year 2013 and 24.7% for the fourth quarter, compared to 23.4% for 2012 and 23.2% for the fourth quarter of 2012.

Genpact generated $311.6 million of cash from operations in 2013, up from $310.7 million of cash from operations in 2012, which included approximately $45 million from an up-front client payment, and $78.4 million in the fourth quarter of 2013 compared to $101.2 million in the fourth quarter of 2012. Genpact had approximately $571.3 million in cash and cash equivalents as of December 31, 2013.

As of December 31, 2013, Genpact had approximately 63,600 employees worldwide, an increase from approximately 60,200 at the end of 2012. The attrition rate for the entire year, measured from day one, was 25%, unchanged from 2012. Revenue per employee in 2013 was approximately $36,000, up 6.0% from $34,000 in 2012.

2014 Outlook

Tyagarajan continued, “The fundamentals of our business and our market opportunity have not changed and we continue to believe there is a long runway for growth where our competitive advantages are clear and compelling. In order to ensure that we are the best partner for our clients in their transformational journeys, over a year ago we commenced an extensive study of the market and our capabilities to better understand how to take Genpact to the next level and where we should focus our resources and investments. To capture the right growth opportunities, we are accelerating our investments in our client-facing teams and solutions in specific verticals and service lines.

In the near-term, we expect the revenue headwinds we faced in 2013 to continue and, as a result, our revenue guidance for 2014 is $2.22 to $2.26 billion. Our 2014 expectation for adjusted operating income margin is a range of 15.0 – 15.5%, reflecting our strategic investments for growth.”

Conference Call to Discuss Financial Results

Genpact management will host an hour-long conference call beginning at 4:30 p.m. ET on February 6, 2014 to discuss the company’s performance for the periods ended December 31, 2013. To participate, callers can dial +1 (877) 703-6107 from within the U.S. or +1 (857) 244-7306 from any other country. Thereafter, callers will be prompted to enter the participant code, 47475982.

A live webcast of the call including slides with our comments will also be made available on the Genpact Investor Relations website at http://investors.genpact.com. For those who cannot participate in the call, a replay and podcast will be available on Genpact’s website, www.genpact.com, after the end of the call. A transcript of the call as well as the presentation slides will also be made available on the website.

About Genpact

Genpact Limited (NYSE: G) is a global leader in transforming and running business processes and operations, including those that are complex and industry-specific. Our mission is to help clients become more competitive by making their enterprises more intelligent through becoming more adaptive, innovative, globally effective and connected to their own clients. Genpact stands for Generating Impact – visible in tighter cost management as well as better management of risk, regulations and growth for hundreds of long-term clients including more than 100 of the Fortune Global 500. Our approach is distinctive – we offer an unbiased, agile combination of smarter processes, crystallized in our Smart Enterprise Processes (SEPSM) proprietary framework, along with analytics and technology, which limits upfront investments and enhances future adaptability. We have global critical mass – 63,600+ employees in 24 countries with key management and corporate offices in New York City – while remaining flexible and collaborative, and a management team that drives client partnerships personally. Our history is unique – behind our single-minded passion for process and operational excellence is the Lean and Six Sigma heritage of a former General Electric division that has served GE businesses for more than 15 years. For more information, visit www.genpact.com.

Safe Harbor

This press release contains certain statements concerning our future growth prospects and forward-looking statements, as defined in the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those in such forward-looking statements. These risks, uncertainties and other factors include but are not limited to a slowdown in the economies and sectors in which our clients operate, a slowdown in the business process management and information technology services sectors, the risks and uncertainties arising from our past and future acquisitions, our ability to manage growth, factors which may impact our cost advantage, wage increases, changes in tax rates and tax legislation, our ability to attract and retain skilled professionals, risks and uncertainties regarding fluctuations in our earnings, general economic conditions affecting our industry as well as other risks detailed in our reports filed with the U.S. Securities and Exchange Commission, including Genpact’s Annual Report on Form 10-K. These filings are available at www.sec.gov. Genpact may from time to time make additional written and oral forward-looking statements, including statements contained in our filings with the Securities and Exchange Commission and our reports to shareholders. Although Genpact believes that these forward-looking statements are based on reasonable assumptions, you are cautioned not to put undue reliance on these forward-looking statements, which reflect management’s current analysis of future events and should not be relied upon as representing management’s expectations or beliefs as of any date subsequent to the time they are made. Genpact does not undertake to update any forward-looking statements that may be made from time to time by or on behalf of Genpact.

Contact

Investors	Bharani Bobba
+1 (646) 624-5951
bharani.bobba@genpact.com

Media	Gail Marold
+1 (919) 345-3899
gail.marold@genpact.com

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2012	As of December 31, 2013
Assets
Current assets
Cash and cash equivalents	$459,228	$571,276
Accounts receivable, net	451,960	504,714
Accounts receivable from related party, net	29	403
Short term deposits	18,292	—
Deferred tax assets	48,489	60,638
Prepaid expenses and other current assets	150,769	139,113

Total current assets	$1,128,767	$1,276,144
Property, plant and equipment, net	200,362	173,204
Deferred tax assets	91,383	89,305
Investment in equity affiliates	416	384
Customer-related intangible assets, net	84,748	75,105
Marketing-related intangible assets, net	21,585	17,374
Other intangible assets, net	6,054	6,637
Goodwill	956,064	953,849
Other assets	116,548	97,365

Total assets	$2,605,927	$2,689,367

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Balance Sheets

(Unaudited)

(In thousands, except per share data and share count)

	As of December 31, 2012	As of December 31, 2013
Liabilities and equity
Current liabilities
Short-term borrowings	$80,000	$—
Current portion of long-term debt	4,982	4,263
Current portion of capital lease obligations	1,301	1,405
Accounts payable	18,652	18,412
Income taxes payable	22,304	15,007
Deferred tax liabilities	538	614
Accrued expenses and other current liabilities	390,041	421,992

Total current liabilities	$517,818	$461,693
Long-term debt, less current portion	656,879	653,601
Capital lease obligations, less current portion	2,533	2,657
Deferred tax liabilities	6,068	4,464
Other liabilities	250,848	242,884

Total liabilities	$1,434,146	$1,365,299

Shareholders’ equity
Preferred shares, $0.01 par value, 250,000,000 authorized, none issued	—	—
Common shares, $0.01 par value, 500,000,000 authorized, 225,480,172 and 231,262,576 issued and outstanding as of December 31, 2012 and December 31, 2013, respectively	2,253	2,310
Additional paid-in capital	1,202,448	1,268,344
Retained earnings	281,982	511,699
Accumulated other comprehensive income (loss)	(318,272)	(459,614)

Genpact Limited shareholders’ equity	$1,168,411	$1,322,739
Noncontrolling interest	3,370	1,329

Total equity	$1,171,781	$1,324,068

Total liabilities and equity	$2,605,927	$2,689,367

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

(In thousands, except per share data and share count)

	Year Ended December 31,
	2011	2012	2013
Net revenues
Net revenues from services – others	$1,115,972	$1,901,421	$2,131,059
Net revenues from services - related party	484,464	550	938

Total net revenues	1,600,436	1,901,971	2,131,997

Cost of revenue
Services	1,004,899	1,157,766	1,319,571

Total cost of revenue	1,004,899	1,157,766	1,319,571

Gross profit	$595,537	$744,205	$812,426
Operating expenses:
Selling, general and administrative expenses	357,959	456,611	484,810
Amortization of acquired intangible assets	19,974	23,233	23,645
Other operating (income) expense, net	1,360	16	(5,556)

Income from operations	$216,244	$264,345	$309,527
Foreign exchange (gains) losses, net	(35,099)	(13,146)	(20,763)
Other income (expense), net	10,716	(14,499)	(24,308)

Income before Equity-method investment activity, net and income tax expense	$262,059	$262,992	$305,982
Equity-method investment activity, net	327	(17)	(169)

Income before income tax expense	$261,732	$263,009	$306,151
Income tax expense	70,656	78,419	71,100

Net Income	$191,076	$184,590	$235,051
Net income attributable to noncontrolling interest	6,782	6,374	5,334

Net income attributable to Genpact Limited shareholders	$184,294	$178,216	$229,717
Net income available to Genpact Limited common shareholders	$184,294	$178,216	$229,717
Earnings per common share attributable to Genpact Limited common shareholders
Basic	$0.83	$0.80	$1.00
Diluted	$0.81	$0.78	$0.97
Weighted average number of common shares used in computing earnings per common share attributable to Genpact Limited common shareholders
Basic	221,567,502	223,696,567	229,348,411
Diluted	226,354,403	229,532,516	235,754,267

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Cash Flows

(Unaudited)

(In thousands)

	Year Ended December 31,
	2011	2012	2013
Operating activities
Net income attributable to Genpact Limited shareholders	$184,294	$178,216	$229,717
Net income attributable to noncontrolling interest	6,782	6,374	5,334

Net income	$191,076	$184,590	$235,051

Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	58,357	56,089	52,815
Amortization of debt issue costs (including loss on extinguishment of debt)	1,952	8,079	6,035
Amortization of acquired intangible assets	20,132	23,305	23,645
Reserve for doubtful receivables	6,298	3,878	11,420
Reserve for mortgage loans	52	108	—
Unrealized (gain) loss on revaluation of foreign currency asset/liability	(18,276)	(13,700)	(6,251)
Equity-method investment activity, net	327	(17)	(169)
Stock-based compensation expense	27,767	32,152	31,129
Deferred income taxes	(7,981)	(10,028)	(1,116)
Others, net	5,322	6,471	5,939
Change in operating assets and liabilities:
Increase in accounts receivable	(46,314)	(36,171)	(60,817)
Increase in other assets	(10,461)	(20,525)	9,377
Increase (Decrease) in accounts payable	6,800	(4,380)	1,785
Increase (Decrease) in accrued expenses and other current liabilities	27,517	38,478	21,359
Increase (Decrease) in income taxes payable	10,345	1,775	(6,555)
Increase (Decrease) in other liabilities	(6,301)	40,556	(12,043)

Net cash provided by operating activities	$266,612	$310,660	$311,604

Investing activities
Purchase of property, plant and equipment	(35,776)	(83,337)	(48,879)
Proceeds from sale of property, plant and equipment	916	500	3,442
Investment in affiliates	—	(205)	—
Purchase of short term investments	(129,458)	—	—
Proceeds from sale of short term investments	206,443	—	—
Short term deposits placed	—	(43,978)	(55,001)
Redemption of short term deposits	—	25,638	69,249
Payment for business acquisitions, net of cash acquired	(577,233)	(55,901)	(49,235)
Proceeds from divestiture of business, net of cash divested	—	—	1,982

Net cash used for investing activities	$(535,108)	$(157,283)	$(78,442)

Financing activities
Repayment of capital lease obligations	(2,821)	(2,279)	(1,803)
Proceeds from long-term debt	120,000	675,000	121,410
Repayment of long-term debt	(40,000)	(106,688)	(123,098)
Proceeds from Short-term borrowings	260,000	80,000	275,000
Repayment of Short-term borrowings	(8,000)	(253,004)	(355,000)
Proceeds from issuance of common shares under stock-based compensation plans	12,840	26,227	45,859
Payment for net settlement of stock-based awards	—	(2,103)	(9,315)
Payment of earn-out consideration	—	(587)	(3,868)
Cost incurred in relation to Debt amendment and refinancing	(9,115)	(15,266)	(8,104)
Distribution to noncontrolling interest	(6,805)	(5,760)	(6,423)
Dividend paid	—	(501,620)	—

Net cash used for financing activities	$326,099	$(106,080)	$(65,342)

Effect of exchange rate changes	(53,617)	3,911	(55,772)
Net increase (decrease) in cash and cash equivalents	57,603	47,297	167,820
Cash and cash equivalents at the beginning of the period	404,034	408,020	459,228

Cash and cash equivalents at the end of the period	$408,020	$459,228	$571,276

Supplementary information
Cash paid during the period for interest	$5,026	$14,061	$30,788
Cash paid during the period for income taxes	$65,688	$91,825	$71,857
Property, plant and equipment acquired under capital lease obligation	$1,787	$2,699	$2,342

GENPACT LIMITED AND ITS SUBSIDIARIES

Consolidated Statements of Income

(Unaudited)

	Three months ended
	March 31, 2012	June 30, 2012	September 30, 2012	December 31, 2012
	(dollars in millions)
Statement of income data
Total net revenues	$435.5	$467.6	$491.2	$507.7
Cost of Revenue	265.5	285.2	297.3	309.8
Gross profit	170.0	182.4	193.9	197.9
Income from operations	60.4	63.2	70.0	70.8
Income before Equity method investment activity, net and income tax expense	56.6	84.4	41.8	80.1
Net income attributable to Genpact Limited common shareholders	$38.5	$61.1	$25.2	$53.4

	Three months ended
	March 31, 2013	June 30, 2013	September 30, 2013	December 31, 2013
	(dollars in millions)
Statement of income data
Total net revenues	$503.8	$534.8	$534.9	$558.5
Cost of Revenue	311.7	332.7	329.3	345.8
Gross profit	192.1	202.1	205.6	212.6
Income from operations	73.9	78.0	86.0	71.6
Income before Equity method investment activity, net and income tax expense	65.5	84.6	93.3	62.6
Net income attributable to Genpact Limited common shareholders	$46.7	$63.9	$70.3	$48.8

Reconciliation of Adjusted Non-GAAP Financial Measures to GAAP Measures

To supplement the consolidated financial statements presented in accordance with GAAP, this press release includes the following measures defined by the Securities and Exchange Commission as non-GAAP financial measures:

•	Adjusted income from operations;

•	Adjusted net income attributable to shareholders of Genpact Limited, or adjusted net income; and

•	Adjusted diluted earnings per share attributable to shareholders of Genpact Limited, or adjusted diluted earnings per share.

These non-GAAP measures are not based on any comprehensive set of accounting rules or principles and should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures, the financial statements prepared in accordance with GAAP and the reconciliations of Genpact’s GAAP financial statements to such non-GAAP measures should be carefully evaluated.

Prior to July 2012, Genpact’s management used financial statements that excluded significant acquisition related expenses and amortization of related acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors. However, considering Genpact’s frequent acquisitions of varying scale and size, and the difficulty in predicting expenses relating to acquisitions and amortization of acquired intangibles thereof, since July 2012 Genpact’s management uses financial statements that exclude all acquisition related expenses and amortization of acquired intangibles for its internal management reporting, budgeting and decision making purposes, including comparing Genpact’s operating results to that of its competitors.

Additionally, Genpact’s management uses financial statements that exclude stock-based compensation expense, amortization of acquired intangibles at formation in 2004, expenses related to change of shareholding and capital restructuring (excluding expenses related to the credit facility) and withholding taxes relating to the remittance of funds between subsidiaries to partly fund the payment of the special cash dividend in respect of capital restructuring. Because of varying available valuation methodologies, subjective assumptions and the variety of award types that companies can use when adopting ASC 718 “Compensation-Stock Compensation,” Genpact’s management believes that providing non-GAAP financial measures that exclude all of the above expenses allows investors to make additional comparisons between Genpact’s operating results and those of other companies. Genpact also believes that it is unreasonably difficult to provide its financial outlook in accordance with GAAP for a number of reasons including, without limitation, its inability to predict its stock-based compensation expense under ASC 718, the amortization of intangibles associated with further acquisitions, acquisition related expenses and expenses related to change of shareholding and capital restructuring (excluding expenses related to the credit facility) and withholding taxes relating to the remittance of funds between subsidiaries to partly fund the payment of the special cash dividend in respect of capital restructuring, if any. Accordingly, Genpact believes that the presentation of adjusted income from operations and adjusted net income, when read in conjunction with the Company’s reported results, can provide useful supplemental information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

A limitation of using adjusted income from operations and adjusted net income versus income from operations and net income calculated in accordance with GAAP is that these non-GAAP financial measures exclude a recurring cost, namely stock-based compensation. Management compensates for this limitation by providing specific information on the GAAP amounts excluded from adjusted income from operations and adjusted net income.

The following tables show the reconciliation of these adjusted financial measures from GAAP for the three months and year ended December 31, 2012 and 2013:

Reconciliation of Adjusted Income from Operations

(Unaudited)

(In thousands)

	Year Ended December 31,		Quarter Ended December 31,
	2012	2013	2012	2013
Income from operations per GAAP	$264,345	$309,527	$70,795	$71,633
Add: Amortization of acquired intangible assets resulting from Formation Accounting	6,845	2,961	1,592	679
Add: Amortization of acquired intangible assets relating to acquisitions	10,739	15,360	2,791	4,006
Add: Acquisition related expenses	298	—	—	—
Add: Consultancy, legal and banker fees relating to change of shareholding (excluding expenses related to the credit facility), as recorded under other income (expense)	17,227	—	10,620	—
Less: Recovery from selling shareholder of consultancy, legal and banker fees relating to change of shareholding (excluding expenses related to the new credit facility), as recorded under other income (expense)	(17,000)	—	(17,000)	—
Add: Consultancy, legal and banker fees relating to capital restructuring (excluding expenses related to the new credit facility), as recorded under selling, general and administrative expenses	3,237	—	39	—
Add: Stock-based compensation	32,152	31,129	9,296	9,198
Less: Provision (created) reversed for loss on divestitures	(459)	(3,487)	(459)	33
Add: Other income (expense)	2,074	2,319	7,807	1,157
Add: Gain (Loss) on Equity-method investment activity, net	17	169	(7)	30
Less: Net income attributable to noncontrolling interest	(6,374)	(5,334)	(1,523)	(1,064)

Adjusted income from operations	$313,101	$352,644	$83,951	$85,672

Reconciliation of Adjusted Net Income

(Unaudited)

(In thousands, except per share data)

	Year Ended December 31,		Quarter Ended December 31,
	2012	2013	2012	2013
Net income per GAAP	$178,216	$229,717	$53,401	$48,842
Add: Amortization of acquired intangible assets resulting from Formation Accounting	6,845	2,961	1,592	679
Add: Amortization of acquired intangible assets relating to acquisitions	10,739	15,360	2,791	4,006
Add: Consultancy, legal and banker fees relating to change of shareholding (excluding expenses related to the credit facility), as recorded under other income (expense)	17,227	—	10,620	—
Less: Recovery from selling shareholder of consultancy, legal and banker fees relating to change of shareholding (excluding expenses related to the new credit facility), as recorded under other income (expense)	(17,000)	—	(17,000)	—
Add: Consultancy, legal and banker fees relating to capital restructuring (excluding expenses related to the new credit facility), as recorded under selling, general and administrative expenses	3,237	—	39	—
Add: Withholding taxes relating to remittance of funds between subsidiaries to partly fund the payment of special cash dividend in respect of capital restructuring	2,300	—	—	—
Add: Stock-based compensation	32,152	31,129	9,296	9,198
Add: Acquisition related expenses	298	—	—	—
Less: Tax impact on amortization of acquired intangibles resulting from Formation Accounting	(1,564)	(551)	(374)	(138)
Less: Tax impact on amortization of acquired intangibles relating to acquisitions	(3,650)	(5,822)	(971)	(1,947)
Less: Tax impact on consultancy and legal fees relating to capital restructuring (excluding expenses related to the new credit facility)	(194)	—	(12)	—
Less: Tax Impact on stock-based compensation	(8,032)	(6,913)	(1,028)	(1,160)
Less: Tax Impact on acquisition related expenses	(75)	—	—	—

Adjusted net income	$220,499	$265,881	$58,354	$59,480

Adjusted diluted earnings per share	$0.96	$1.13	0.25	0.25